KPMG, LLP served as the independent registered public accounting firm for the LMIC
Financial Services Fund and the LMIC Socially Responsive Balanced Fund to audit the financial statements for the fiscal year ending March 31, 2014 and January 31, 2014, respectively.

PWC served as the independent registered public accounting firm for the LMIC Maryland
Tax-Free Trust to audit the financial statements for the fiscal year ending March 31, 2014.
The Trust engaged BBD, LLP on November 10, 2014, as the independent registered public accounting firm to audit the Funds' financial statements for the fiscal periods ending
December 31, 2014.

The reports of KPMG, LLP on the financial statements for the fiscal years ended March 31,
2014, and January 31, 2014, for the Financial Services Fund and Socially Responsive Fund,
respectively, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle preceding fiscal years.

The report of PWC on the financial statements of the Maryland Fund for the fiscal year ended March 31, 2014, contained no adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principle.

KPMG, LLP served as the independent registered public accounting firm for the Legg Mason
Investment Counsel Variable Social Awareness Portfolio (the "Pedecessor Fund") to audit the financial statements for the fiscal year ending December 31, 2013.

The Trust engaged BBD, LLP on November 10, 2014, as the independent registered public accounting firm to audit the 1919 Variable Socially Responsive Fund's financial statements for the fiscal year ending December 31, 2014.

The report of KPMG, LLP on the financial statements of the Predecessor Fund for the fiscal year ended December 31, 2013, contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the Predecessor Fund's audit for the fiscal year ended December 31,
2013, there have been no disagreements with KPMG, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, LLP would have caused them to make reference thereto in their report on the financial statements for such periods.